Exhibit 99.1

Q2 GAAP revenue $411.0 million, up 10.2 percent, Fully Diluted GAAP Earnings Per Share $0.24, up 71.4 percent

Adjusted revenue $414.1 million, up 7.7 percent, Adjusted Diluted Earnings Per Share $0.46, up 17.9 percent

WINDSOR, CT, July 27, 2017 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the second quarter ended June 30, 2017.

GAAP Results

SS&C reported GAAP revenue of $411.0 million for the second quarter of 2017, up 10.2 percent compared to $373.1 million in the second quarter of 2016. GAAP operating income for the second quarter of 2017 was $90.0 million, or 21.9 percent of GAAP revenue compared to $66.0 million, or 17.7 percent of GAAP revenue in 2016’s second quarter, representing a 36.3 percent increase.

GAAP net income for the second quarter of 2017 was $51.2 million, up 81.3 percent compared to $28.2 million in 2016’s second quarter. On a fully diluted GAAP basis, earnings per share in the second quarter of 2017 were $0.24 per share, up 71.4 percent compared to $0.14 per share on a fully diluted GAAP basis in the second quarter of 2016.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue was $414.1 million for the second quarter of 2017, up 7.7 percent compared to $384.4 million in the second quarter of 2016. Adjusted operating income for the second quarter of 2017 was $157.3 million, or 38.0 percent of adjusted revenue compared to $140.5 million, or 36.6 percent of adjusted revenue in 2016’s second quarter, representing a 12.0 percent increase.

Adjusted net income for the second quarter of 2017 was $96.2 million, up 21.1 percent compared to $79.4 million in 2016’s second quarter. Adjusted diluted earnings per share in the second quarter of 2017 were $0.46 per share, up 17.9 percent compared to $0.39 per share in the second quarter of 2016.

Highlights:

•	SS&C adjusted revenue for Q2 2017 was $414.1 million, up 7.7 percent from Q2 2016 adjusted revenue of $384.4 million.
•	Adjusted diluted earnings per share were $0.46 for Q2 2017, increasing 17.9 percent from Q2 2016’s $0.39 adjusted diluted earnings per share.
•	For the first six months of 2017, net cash provided by operating activities was $193.8 million, an increase of 39.1 percent.
•	SS&C paid off $208.4 million of debt for the first six months of 2017, bringing our net debt to consolidated EBITDA leverage ratio to 3.45x.

“Q2 2017 marks our 21st straight quarter of revenue growth, growing adjusted revenue 7.7 percent, and, in the first six months we generated $193.8 million in cash flow up 39.1 percent,” says Bill Stone, Chairman and Chief Executive Officer of SS&C Technologies. “SS&C’s continuous investment in our 8,200 strong workforce and a relentless focus on customer service, delivers a superior customer experience.  We have become one of the world's largest financial technology companies and our investments have strengthened our competitive advantage. We have been honored to receive numerous industry awards for technology and service over the past several years, and this quarter SS&C was named to Forbes’ America's Best Midsized Employers.

Looking forward we will continue to explore opportunities to reinvent the way we capture, process and deliver investment information.  The various consumers of our output rely on us to stay abreast of new financial instruments, tax and financial reporting requirements, and changing investment strategies.  SS&C’s clients understand our commitment and, during Q2 we spent over $39 million in research and development."

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,549.7 million based on adjusted recurring revenue $387.4 million for the second quarter of 2017. This represents an increase of 8.8 percent from $356.1 million and $1,424.3 million run-rate in the same period in 2016 and an increase of 0.1 percent from $387.2 million for the first quarter of 2017, an annual run rate of $1,548.9 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $193.8 million for the six months ended June 30, 2017, compared to $139.3 million for the same period in 2016, representing a 39.1 percent increase.  SS&C ended the quarter with $90.4 million in cash and cash equivalents and $2,351.2 million in gross debt, for a net debt balance of $2,260.8 million.  SS&C’s leverage ratio as defined in our credit agreement stood at 3.45 times consolidated EBITDA as of June 30, 2017.

Guidance

	Q3 2017	FY 2017
Adjusted Revenue ($M)	$420.0 – $428.0	$1,669.0 – $1,689.0
Adjusted Net Income ($M)	$103.5 – $108.0	$403.0 – $413.0
Cash from Operating Activities ($M)	–	$485.0 – $500.0
Capital Expenditures (% of revenue)	–	2.8% – 3.2%
Diluted Shares (M)	212.4 – 213.0	211.3 – 212.1
Effective Income Tax Rate (%)	28%	28%

SS&C does not provide reconciliations of guidance for Adjusted Revenues and Adjusted Net Income to comparable GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. SS&C is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition transactions and integration, foreign exchange rate changes, as well as other non-cash and other adjustments as defined under the Company’s Credit agreement, that are difficult to predict in advance in order to include in a GAAP estimate.

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q2 2017 earnings call will take place at 5:00 p.m. eastern time today, July 27, 2017. The call will discuss Q2 2017 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Second Quarter 2017 Conference Call”; conference ID #3714534. A replay will be available after 8:00 p.m. eastern time on July 27, 2017, until midnight on August 3, 2017. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #3714534. The call will also be available for replay on SS&C’s website after July 27, 2017; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the third quarter and full year of 2017 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 11,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Software-enabled services	$272,518	$244,672	$548,970	$450,319
Maintenance and term licenses	113,614	103,392	224,171	198,512
Total recurring revenues	386,132	348,064	773,141	648,831
Perpetual licenses	3,822	5,039	6,650	10,254
Professional services	21,026	19,974	38,888	38,123
Total non-recurring revenues	24,848	25,013	45,538	48,377
Total revenues	410,980	373,077	818,679	697,208
Cost of revenues:
Software-enabled services	158,888	146,243	312,894	259,971
Maintenance and term licenses	47,280	46,460	94,265	93,406
Total recurring cost of revenues	206,168	192,703	407,159	353,377
Perpetual licenses	650	643	1,215	1,141
Professional services	16,874	17,133	32,777	32,645
Total non-recurring cost of revenues	17,524	17,776	33,992	33,786
Total cost of revenues	223,692	210,479	441,151	387,163
Gross profit	187,288	162,598	377,528	310,045
Operating expenses:
Selling and marketing	30,121	28,535	60,363	58,396
Research and development	39,079	40,827	77,528	77,274
General and administrative	28,103	27,199	59,935	57,894
Total operating expenses	97,303	96,561	197,826	193,564
Operating income	89,985	66,037	179,702	116,481
Interest expense, net	(26,295)	(32,846)	(55,315)	(65,935)
Other (expense) income, net	(1,197)	12	(1,268)	(1,835)
Loss on extinguishment of debt	—	—	(2,326)	—
Income before income taxes	62,493	33,203	120,793	48,711
Provision for income taxes	11,342	4,982	21,495	13,485
Net income	$51,151	$28,221	$99,298	$35,226

Basic earnings per share	$0.25	$0.14	$0.49	$0.18
Diluted earnings per share	$0.24	$0.14	$0.47	$0.17

Basic weighted average number of common shares outstanding	204,550	198,765	203,966	198,143
Diluted weighted average number of common and common equivalent shares outstanding	211,299	204,916	210,478	204,596

Cash dividends declared and paid per common share	$0.0625	$0.0625	$0.1250	$0.1250

Net income	$51,151	$28,221	$99,298	$35,226
Other comprehensive income (loss), net of tax:
Foreign currency exchange translation adjustment	20,966	(26,793)	31,745	(17,472)
Total comprehensive income (loss), net of tax	20,966	(26,793)	31,745	(17,472)
Comprehensive income	$72,117	$1,428	$131,043	$17,754

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$90,370	$117,558
Accounts receivable, net	235,811	241,307
Prepaid expenses and other current assets	32,875	31,119
Prepaid income taxes	18,032	23,012
Restricted cash	1,880	2,116
Total current assets	378,968	415,112
Property, plant and equipment, net	100,908	80,395
Deferred income taxes	2,136	2,410
Goodwill	3,676,586	3,652,733
Intangible and other assets, net	1,459,803	1,556,321
Total assets	$5,618,401	$5,706,971
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$37,183	$126,144
Accounts payable	32,668	16,490
Income taxes payable	—	3,473
Accrued employee compensation and benefits	60,846	104,118
Interest payable	16,156	21,470
Other accrued expenses	43,044	53,708
Deferred revenue	234,077	235,222
Total current liabilities	423,974	560,625
Long-term debt, net of current portion	2,261,791	2,374,986
Other long-term liabilities	81,770	59,227
Deferred income taxes	432,688	453,555
Total liabilities	3,200,223	3,448,393
Total stockholders’ equity	2,418,178	2,258,578
Total liabilities and stockholders’ equity	$5,618,401	$5,706,971

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flow from operating activities:
Net income	$99,298	$35,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117,213	113,440
Stock-based compensation expense	21,278	27,913
Income tax benefit related to exercise of stock options	—	(23,760)
Amortization and write-offs of loan origination costs	5,281	5,312
Loss on extinguishment of debt	963	—
Loss on sale or disposition of property and equipment	12	150
Deferred income taxes	(14,970)	(24,056)
Provision for doubtful accounts	3,218	1,257
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	3,411	(13,458)
Prepaid expenses and other assets	(1,326)	(1,516)
Accounts payable	14,895	7,870
Accrued expenses	(54,543)	(25,851)
Income taxes prepaid and payable	2,562	23,757
Deferred revenue	(3,471)	13,052
Net cash provided by operating activities	193,821	139,336
Cash flow from investing activities:
Additions to property and equipment	(19,368)	(13,593)
Proceeds from sale of property and equipment	1	43
Cash paid for business acquisitions, net of cash acquired	1,805	(317,554)
Additions to capitalized software	(5,636)	(3,306)
Purchase of long-term investment	—	(1,000)
Net cash used in investing activities	(23,198)	(335,410)
Cash flow from financing activities:
Cash received from debt borrowings	45,000	—
Repayments of debt	(253,400)	(155,325)
Proceeds from exercise of stock options	35,855	19,212
Withholding taxes related to equity award net share settlement	(3,057)	(4,615)
Income tax benefit related to exercise of stock options	—	23,760
Purchase of common stock for treasury	—	(11)
Payment of fees related to refinancing activities	—	(222)
Dividends paid on common stock	(25,521)	(24,790)
Net cash used in financing activities	(201,123)	(141,991)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,076	(872)
Net decrease in cash, cash equivalents and restricted cash	(27,424)	(338,937)
Cash, cash equivalents and restricted cash, beginning of period	119,674	436,977
Cash, cash equivalents and restricted cash, end of period	$92,250	$98,040

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues are not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Revenues	$410,980	$373,077	$818,679	$697,208
Purchase accounting adjustments to deferred revenue	3,107	11,335	4,927	30,318
Adjusted revenues	$414,087	$384,412	$823,606	$727,526

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Software-enabled services	$272,518	$244,672	$548,970	$450,319
Maintenance and term licenses	113,614	103,392	224,171	198,512
Total recurring revenues	386,132	348,064	773,141	648,831
Perpetual licenses	3,822	5,039	6,650	10,254
Professional services	21,026	19,974	38,888	38,123
Total non-recurring revenues	24,848	25,013	45,538	48,377
Total revenues	$410,980	$373,077	$818,679	$697,208

Software-enabled services	$272,518	$244,763	$548,970	$450,549
Maintenance and term licenses	114,916	111,324	225,679	221,274
Total adjusted recurring revenues	387,434	356,087	774,649	671,823
Perpetual licenses	3,822	5,039	6,650	10,254
Professional services	22,831	23,286	42,307	45,449
Total adjusted non-recurring revenues	26,653	28,325	48,957	55,703
Total adjusted revenues	$414,087	$384,412	$823,606	$727,526

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and related costs and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Operating income	$89,985	$66,037	$179,702	$116,481
Amortization of intangible assets	52,742	51,995	105,150	101,675
Stock-based compensation	10,378	12,566	21,278	27,913
Capital-based taxes	375	—	750	472
Purchase accounting adjustments (1)	2,653	8,630	3,005	24,258
Other (2)	1,212	1,301	2,896	4,919
Adjusted operating income	$157,345	$140,529	$312,781	$275,718

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, as amended, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
(in thousands)	2017	2016	2017	2016	2017
Net income	$51,151	$28,221	$99,298	$35,226	$195,068
Interest expense, net	26,295	32,846	55,315	65,935	117,834
Provision for income tax	11,342	4,982	21,495	13,485	40,630
Depreciation and amortization	58,656	58,167	117,213	113,440	232,456
EBITDA	147,444	124,216	293,321	228,086	585,988
Stock-based compensation	10,378	12,566	21,278	27,913	43,929
Capital-based taxes	375	—	750	472	1,760
Acquired EBITDA and cost savings (1)	81	1,046	889	5,814	6,274
Non-cash portion of straight-line rent expense	478	769	546	1,553	1,191
Loss on extinguishment of debt	—	—	2,326	—	2,326
Purchase accounting adjustments (2)	2,653	8,630	3,005	24,258	10,366
Other (3)	2,409	1,289	4,164	6,754	3,301
Consolidated EBITDA	$163,818	$148,516	$326,279	$294,850	$655,135
Less: acquired EBITDA	(81)	(1,046)	(889)	(5,814)	(6,274)
Adjusted Consolidated EBITDA	$163,737	$147,470	$325,390	$289,036	$648,861

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2017	2016	2017	2016
GAAP – Net income	$51,151	$28,221	$99,298	$35,226
Plus: Amortization of intangible assets	52,742	51,995	105,150	101,675
Plus: Amortization of deferred financing costs and original issue discount	2,625	2,659	5,281	5,312
Plus: Stock-based compensation	10,378	12,566	21,278	27,913
Plus: Capital-based taxes	375	—	750	472
Plus: Loss on extinguishment of debt	—	—	2,326	—
Plus: Purchase accounting adjustments (1)	2,653	8,630	3,005	24,258
Plus: Other (2)	2,409	1,289	4,164	6,754
Income tax effect (3)	(26,087)	(25,914)	(52,074)	(46,742)
Adjusted net income	$96,246	$79,446	$189,178	$154,868
Adjusted diluted earnings per share	$0.46	$0.39	$0.90	$0.76
GAAP diluted earnings per share	$0.24	$0.14	$0.47	$0.17
Diluted weighted-average shares outstanding	211,299	204,916	210,478	204,596

(1)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(2)

Other includes expenses and income that are permitted to be excluded per the terms of our Credit Agreement from Consolidated EBITDA, a financial measure used in calculating our covenant compliance. These include expenses and income related to currency transactions, facilities and workforce restructuring, legal settlements and business combinations, among other infrequently occurring transactions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.